                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): September 30, 1997



                          GOLF-TECHNOLOGY HOLDING, INC.
                (Name of Registrant as Specified in its Charter)




            Idaho                        0-26344                 59-3303066
(State or other Jurisdiction      (Commission File Number)    (I.R.S. Employer
of Incorporation)                                            Identification No.)


13000 Sawgrass Village Circle, Suite 30
Ponte Vedra Beach, Florida                                             32082
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (904) 273-8772

                               Page 1 of 58 Pages

Item 5.              Other Events.
                     ------------

      On September 30, 1997 Golf-Technology Holding, Inc. (the "Registrant") completed the first closing in connection with the offering (the "Offering") by Golf-Technology Holding, Inc., an Idaho Corporation (the "Company") of up to a maximum of two million (2,000,000) units (the "Units") of securities of the Company. Each unit ("Unit") is comprised of one (1) share of common stock, par value $.001 per share (the "Common Stock"), of the Company and one (1) warrant (the "Warrant") to purchase one (1) share of Common Stock. The Warrant is exercisable for a period of five (5) years after its issuance at an exercise price of $2.00 per share. J. Robbins Securities, L.L.C., a New York limited liability company and registered broker-dealer is acting as the placement agent (the "Placement Agent") in connection with the Offering. The first closing involved the sale of 295,000 Units sold at $2.10 per Unit and the Company and Placement Agent will jointly determine when and if additional closings will occur.

Item 7.              Exhibits.
                     --------

(99a) Form of Subscription Agreement, dated August 20, 1997, together with amendments thereto.

(99b) Placement Agent Agreement, dated September 24, 1997, by and between the Company and the Placement Agent, together with an amendment thereto.

                               Page 2 of 58 Pages

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized on October 7, 1997.


                    GOLF-TECHNOLOGY HOLDING, INC.


                    By:   /s/ Harold E. Hutchins
                        ------------------------------------------
                         Name:  Harold E. Hutchins
                         Title: President, Chief Executive Officer,
                                Secretary, Chief Financial Officer,
                                Chief Operating Officer

                               Page 3 of 58 Pages

                                  EXHIBIT INDEX
                                  -------------

 (99) Form of Subscription Agreement, dated August 20, 1997, together with amendments thereto.

(99b) Placement Agent Agreement, dated September 24, 1997, by and between the Company and the Placement Agent, together with an amendment thereto.

                               Page 4 of 58 Pages